                                                               Exhibit 23.1

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our report dated March 10, 1998, with respect to the consolidated financial statements of Michaels Stores, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1998.

Form            Registration No.        Pertaining to Michaels Stores, Inc.
----            ----------------        -----------------------------------
S-3             333-29419               1997 Stock Option Plan

S-3             333-29421               Amended and Restated 1994 Non-Statutory Stock
                                        Option Plan and Stock Option Agreement dated June 6,
                                        1997, between Michaels Stores, Inc. and R. Michael
                                        Rouleau

S-3             333-29423               Amended and Restated 1992 Non-Statutory Stock Option Plan

S-3             333-34459               Dividend Reinvestment and Stock Purchase Plan

S-8             33-61055                Employees 401(K) Plan

S-8             333-21407               Amended and Restated 1992 Non-Statutory Stock Option Plan

S-8             333-21635               Amended and Restated 1994 Non Statutory Stock Option Plan

S-8             333-29417               Stock Option Agreement dated June 6, 1997, between
                                        Michaels Stores, Inc. and R. Michael Rouleau

S-8             333-29429               1997 Employee Stock Purchase Plan


                                              /s/ Ernst & Young LLP

Dallas, Texas
May 1, 1998